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                                  EXHIBIT 99.9

                    COMMON STOCK PURCHASE WARRANT-JOHN BALAN

                             WORLDCOMM SYSTEMS, INC.

                          COMMON STOCK PURCHASE WARRANT

    Worldcomm Systems, Inc. a Delaware corporation (the "Company"), hereby grants to John Balan to purchase, at any time from November 21, 1996 until 5:00 P.M., New York City time, on November 21, 2006, up to 7,500 fully paid and non-assessable shares of its Common Stock, par value $.01 per share ("Common Stock").

    This Warrant is exercisable at a price of $28.00 per share of Common Stock issuable hereunder (the "Exercise Price") payable in cash or by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Article 4 hereof. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Purchase Price (as hereinafter defined) for the shares of Common Stock purchased, at the Company's principal executive offices in New York (presently located 375 Oser Avenue, Hauppauge, NY 11788) the registered holder of the Warrant ("holder") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

1. EXERCISE OF WARRANT. The purchase rights represented by this warrant are exercisable at the option of the holder, in whole or in part (but not as to fractional shares of the common stock) during any period in which this warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of common stock purchasable under this warrant, the company shall cancel this warrant upon the surrender hereof and shall execute and deliver a new warrant of like tenor for the balance of the shares of common stock purchasable hereunder.

2. ISSUANCE OF STOCK CERTIFICATES. The issuance of certificates for shares of common stock upon the exercise of this warrant shall be made without charge to the holder including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of articles 2 and 4 hereof) be issued in the name of, or in such names as may be directed by, the holder; provided, however, that the company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of such certificate in a name other than that of the holder and the company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the company the amount of such tax or shall have established to the satisfaction of the company that such tax has been paid.

3. RESTRICTION ON TRANSFER OF WARRANT. The holder of this warrant, by his acceptance hereof, covenants and agrees that this warrant is being acquired for investment and not with a view to the distribution thereof, and that it will not be sold, transferred, assigned, hypothecated or otherwise disposed of except in compliance with the federal securities laws as set forth in an opinion of counsel.

4. PRICE. The initial purchase price shall be $28.00 per share of common stock. The adjusted purchase price shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of article 4 hereof. The term "purchase price" herein shall mean the initial purchase price or the adjusted purchase price, as the context may require.

5.  ADJUSTMENTS OF PURCHASE PRICE AND NUMBER OF SHARES.

    a) SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

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    b)   ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Purchase
         Price pursuant to the provisions of this Article 4, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted to the nearest full share by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

    c) RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the holder of this Warrant shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property which would have been received upon such reclassification, change, consolidation, merger, sale or conveyance if such holder had exercised this Warrant immediately prior to such transaction, at a price equal to the product of (x) the number of shares issuable upon exercise of this Warrant and
         (y) the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance.

6. EXCHANGE AND REPLACEMENT OF WARRANT. This warrant is exchangeable without expense, upon the surrender hereof by the registered holder at the principal executive office of the company, for a new warrant of like tenor and date representing in the aggregate the right to purchase the same number of shares as are purchasable hereunder in such denominations as shall be designated by the registered holder hereof at the time of such surrender.

         Upon receipt by the company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this warrant, if mutilated, the company will make and deliver a new warrant of like tenor, in lieu of this warrant.

7. ELIMINATION OF FRACTIONAL INTERESTS. The company shall not be required to issue stock certificates representing fractions of shares of common stock, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

8. RESERVATION AND LISTING OF SHARES. The company shall at all times reserve and keep available out of its authorized shares of common stock, solely for the purpose of issuance upon the exercise of this warrant, such number of shares of common stock as shall be issuable upon the exercise hereof. The company covenants and agrees that, upon exercise of this warrant and payment of the purchase price therefor, all shares of common stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable, provided that the purchase price per share shall equal or exceed the par value of the common stock. As long as the warrant shall be outstanding, the company shall use its best efforts to cause all shares of common stock issuable upon the exercise of the warrant to be listed (subject to official notice of issuance) on all securities exchanges on which the common stock may then be listed.

9. NOTICES TO WARRANT HOLDERS. Nothing contained in this warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the company. If, however, at any time prior to the expiration of the warrant and prior to its exercise, any of the following events shall occur:

    a) The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

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    b)   The Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

    c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

10. NOTICES.

    All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

         (a) If to the registered holder of this Warrant, to the address of such holder as shown on the books of the Company; or

         (b) If to the Company, to the address set forth on the first page of this Warrant.

11. SUCCESSORS.

    All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

12. HEADINGS.

    The Article and Section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

13. LAW GOVERNING.

    This Warrant is delivered in the State of New York and shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

    WITNESS the seal of the Company and the signature of its duly authorized President.

                                       WORLDCOMM SYSTEMS, INC.

                                       By: /s/ Kenneth A. Miller
                                           -------------------------
                                           Kenneth Miller, President

Attest:

/s/ Thomas DiCicco
-------------------------
Thomas DiCicco, Secretary

                                           /s/ John Balan
                                           -------------------------
                                           John Balan

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                                SUBSCRIPTION FORM
   (To be Executed by the Registered Holder in order to Exercise the Warrant)

         The undersigned hereby irrevocably elects to exercise the right to purchase _______ shares of Common Stock covered by this Warrant according to the conditions hereof and herewith makes payment of the Purchase Price of such shares in full.


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                                           Signature

                                           Address

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                                           -----------------------------------

Dated:
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Date:     March 22, 1997

Subject:  REPLACEMENT WARRANT

At the Board of Directors Meeting held on February 26, 1997 the board requested the replacement of Warrants granted on 11/21/96 to John Balan for 7,500 shares at $28.00 per share to be replaced by the current valued price per share of $23.00.

             "OLD" WARRANT                            "NEW" WARRANT
-------------------------------------   ---------------------------------------
                Price Per   Number of                    Price Per    Number of
Date of Grant     Share      Shares     Date of Grant      Share        Shares
-------------   ---------   ---------   -------------    ---------    ---------
 11/26/96         28.00       7,500       2/26/97         $23.00        7,500

The vesting schedule of the "New" Warrants shall be the same as that provided for in the Warrant Agreement and shall commence on 11/21/96, the date of grant for the "Old" Warrant.

Your acceptance of the "New" Warrant shall constitute your agreement to the termination of the "Old" Warrant being replaced and such "Old" Warrant shall be cancelled without the need of any further action on the part of the company.

GLOBECOMM SYSTEMS INC.


By:  /s/ Kenneth A. Miller, President
     ----------------------------------------
     Kenneth A. Miller, President
                                                  Corporate Seal
                                                  Attest:
Accepted: /s/ John Balan
          -----------------------------------
          John Balan                              /s/ Thomas DiCicco
                                                  -----------------------------
Date  April 5, 1997                               Thomas DiCicco, Secretary
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